Exhibit 16.1

August 23, 2022

AD Office of Technology

Securities and Exchange Commission

100 F St., NE, Mail Stop 4561

Washington, DC 20549-4561

To the Assistant Director Office:

We have received a copy of, and are in agreement with, the statements being made by Professional Diversity Network, Inc., in Item 4.01 of its Form 8-K dated August 22, 2022, captioned “Changes in Registrant’s Certifying Accountant”.

Very truly yours,

56 Rockford Road, Wilmington, DE 19806-1004 | Phone: 302-652-4783 ciroadamscpa.com